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                                 AMENDMENT TO

                     AGREEMENT AND PLAN OF REORGANIZATION

     This Amendment to Agreement and Plan of Reorganization (this "Amendment") is made and entered into as of April 7, 2000 by and among Evoke Incorporated, a Delaware corporation ("Buyer"), Contigo Software, Inc., a California corporation (the "Company"), and CSI Acquisition Corporation, a California corporation (each of the parties hereto being referred to individually as a "Party" and collectively as the "Parties").

                                   Recitals

     Whereas, the Parties entered into that Agreement and Plan of Reorganization dated as of March 24, 2000 (the "Acquisition Agreement"); and

     Whereas, the Parties now desire to amend the Acquisition Agreement as set forth below.

     Now, Therefore, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Section 1.8.2(f) of the Acquisition Agreement is hereby amended and restated in its entirety to read as follows:

        (f) Following the Closing Date and within 150 days after the date on which the Buyer's registration statement on Form S-1 is declared effective by the SEC, the Buyer shall file with the SEC a registration statement on Form S-8 (or other appropriate form) with respect to the issuance of shares of Buyer
             Common Stock subject to Company Options (the "S-8 Registration Statement"). Buyer will use its commercially reasonable efforts to cause the S-8 Registration Statement to remain effective through the latest termination date applicable to any Company Option. The Company shall cooperate with, and assist Buyer in the preparation of the S-8 Registration Statement.

2. The Acquisition Agreement, as amended by this Amendment, and the rights and obligations of the Parties thereunder shall remain in full force and effect. No term or provision of the Acquisition Agreement or right or obligation of any Party under the Acquisition Agreement shall be in any way waived, changed, altered, amended or otherwise modified except to the extent expressly set forth in this Amendment.

                                       1.
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3.   The Acquisition Agreement, as amended by this Amendment, may be amended by the Parties hereto at any time by execution of an instrument in writing signed on behalf of each of the Parties hereto.

4. This Amendment shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

5. The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Amendment and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

6. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.



                          [signature page to follow]








                                       2.
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     In Witness Whereof, the parties hereto have caused this Amendment to be signed, all as of the date first written above.

                                 Evoke Incorporated
                                 a Delaware corporation


                                 By: /s/
                                    ----------------------------------
                                 Name:  Paul Berberian
                                 Title:  Chief Executive Officer


                                 Contigo Software, Inc.
                                 a California corporation


                                 By: /s/
                                    ----------------------------------
                                 Name:  Amir Moussavian
                                 Title:  Chairman and CEO


                                 CSI Acquisition Corporation
                                 a California corporation


                                 By: /s/
                                    ----------------------------------
                                 Name:  Paul Berberian
                                 Title:  Chief Executive Officer

                                       3.